Exhibit K

                                 CSW Vale L.L.C.
                               Statement of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)
                                    ($000's)


       Equity Earnings in Vale Paranapanema                      $ -

       Expenses                                                 (300)

       Other Income (Deductions)                               6,508
                                                              -------

       Net Income Before Tax                                   6,208

       Income Tax Expense                                      2,135
                                                              -------
       Net Income                                            $ 4,073
                                                              =======